EXHIBIT 10.24
UNIT PURCHASE AND SALE AGREEMENT
(Gregory Ray)
     This UNIT PURCHASE AND SALE AGREEMENT (“Agreement”), made this 15th day of November, 1999 (“Effective Date”), by and between Gregory Ray, 39W750 Crosscreek Lane, St. Charles, Illinois 60175 (“Member”), and The Heritage Group, an Indiana general partnership having its principal place of business at 5400 West 86th Street, Indianapolis, Indiana 46268 (“Heritage”);
WITNESSETH:
     WHEREAS, Member owns Ninety-Nine and Seventeen/Hundred (99.17) Common Units (“Common Units”) and One Hundred Thirteen and Thirty-Three/Hundred (113.33) Preferred Units (“Preferred Units”) in Heritage-Crystal Clean, LLC (“Company”), an Indiana limited liability company (the Common Units and the Preferred Units owned by Member being sometimes referred to collectively as “Units”), which Units were transferred to Member by 3571645 Canada Inc. (“Transferor”);
     WHEREAS, Member also owns Two Hundred Fifty (250) Common Units in the Company which are not within the meaning of “Units” or “Common Units” as used in this Agreement, and which are instead subject to the terms and conditions of a Unit Redemption Agreement entered into as of the Effective Date;
     WHEREAS, Member and Heritage desire to enter into certain agreements relative to the purchase and sale of the Units either upon Member’s death or after the lapse of a period of five (5) years;
     NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by both parties, the parties hereby agree as follows;
SECTION 1
Purchase and Sale of Units After Death of Member
     1.1. Purchase and Sale of Units. Following Member’s death, Heritage will purchase and Member will sell to Heritage, at a closing as provided for in Section 4 below, all of the Common Units owned by Member and then outstanding for a purchase price (“Purchase Price”) equal to the product of (i) the Unit Price determined in the manner provided in Exhibit A attached as applicable depending upon the date of Member’s death times (ii) the number of Units owned by Member, but at an amount no less than the price paid for the Common Units to Transferor pursuant to an

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Assignment and Transfer Agreement dated the Effective Date. Any Preferred Units then outstanding will be purchased and sold at the Preferred Unit Purchase Price reflected on Exhibit A.
     1.2. Manner of Payment. The Purchase Price shall be payable in cash at the Closing or, at the option of Heritage, one half (1/2) in cash with the balance payable in three (3) equal installments of principal on the first (1st) three (3) anniversary dates of the Closing with interest on the outstanding principal balance from the Closing Date to the Maturity Date at a rate equal to the Prime Rate as published by The Wall Street Journal from time to time during that period and at a rate five percent (5%) more than the Prime Rate after the third (3rd) anniversary date until paid in full. The obligation of Heritage will be evidenced by an Installment Promissory Note in the form attached as Exhibit B.
SECTION 2
Right to Put Units
     2.1 Put Right. On or after December 31, 2004, Member will have the right (“Put Right”) to sell all of the Units to Heritage, and Heritage will be obligated to purchase the Units from Member, at a price (“Put Price”) equal to the Put Value of the Units as reflected on Exhibit A. Member may exercise the Put Right at any time during the first (1st) ninety (90) days of each calendar year (“Put Period”) beginning with the calendar year 2005. The Put Right is exercisable by delivery of written notice of exercise (“Put Notice”) delivered to Heritage within the Put Period.
     2.2 Manner of Payment. The Put Price shall be payable in cash at the Closing or, at the option of Heritage, one half (1/2) in cash with the balance payable in three (3) equal installments of principal on the first (1st) three (3) anniversary dates of the Closing with interest on the outstanding principal balance from the Closing Date to the Maturity Date at a rate equal to the Prime Rate as published by The Wall Street Journal from time to time during that period and at a rate five percent (5%) more than the Prime Rate after the third (3rd) anniversary date until paid in full. The obligation of Heritage will be evidenced by an Installment Promissory Note in the form attached as Exhibit B.
     2.3 Heritage Option. In the event Member exercises the Put Right, Heritage will have the option, exercisable in its sole discretion, to satisfy its obligation to purchase the Units subject to the Put Right by agreeing either (i) to cause the Company to register more than twenty percent (20%) of the common units of the Company for an “initial public offering” in the United States of America under then applicable laws and rules (“IPO”) or (ii) to cause the Company (or all of the preferred and common units of the Company) to be sold to an independent third party in a private sale conducted by an investment banking firm to be selected by the Company (“Sale”). Heritage shall exercise its option under this Section 2.3 by giving written notice thereof to Member within a forty-five (45) day period after receipt of the Put Notice in which Heritage shall indicate whether it desires to pursue an IPO or a Sale. Heritage and Member shall then take action reasonably necessary to cause the Company to prepare and file a registration statement or other requisite form with governmental authorities having jurisdiction over the public sale of securities in the United States in connection with an IPO with the intent of completing the public offering process within one (1) year or to engage an

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investment banking firm to conduct a Sale with the intent of completing the sale process within nine (9) months.
     2.4 Heritage Right of First Refusal. Heritage will have a right of first (1st) refusal (“Refusal Right”) to acquire, on the same terms and for the same price as the highest bidder or purchaser selected by the firm conducting a Sale, the assets of the Company or the Units or other interests of Member in the Company. If Heritage exercises its Refusal Right, Member shall have the right, with notice to Heritage within a period of thirty (30) days after the Company provides Member with notice of an offer from a third party selected by the firm conducting the Sale, to decline to sell his Units. In the event any selected purchaser offers consideration other than cash or promissory or other installment obligations, Heritage will have the right to substitute cash in an amount equal to the fair market value of the other consideration as determined by the firm conducting the sale in the exercise of its reasonable business judgment which shall be binding upon the parties. The Refusal Right will be exercisable for a period of thirty (30) days after the Company provides Heritage with notice of an offer from a third party selected by the firm conducting the Sale.
     2.5 Completion of Process. In the event Heritage elects to proceed with an IPO under Section 2.3 above and the IPO is not completed within one (1) year from the date of the Put Notice, then a Sale will be conducted in the manner provided in Section 2.3 above. If the Sale process results in a bid or offer for the Company or its assets or ownership interests, Heritage shall have the right to determine whether or not to accept the bid or offer. That determination shall be made within thirty (30) days of receipt of the third party bid or offer by written notice (“Election Notice”) to Member. If Heritage elects not to accept the bid or offer, Member shall have the right to sell his interest in the Company to Heritage, and Heritage shall be obligated to purchase, for cash, that interest, for a price equal to the proportionate share of the third party bid or offer reflected by the Member ownership interests in the Company at that time. Member’s right under this Section 2.5 shall be exercisable by written notice (“Sale Notice”) to Heritage within thirty (30) days after receipt of the Election Notice. Any non-cash items included in a third party bid or offer will be converted to a cash value in an amount equal to the fair market value of the other consideration as determined by the firm conducting the Sale in the exercise of its reasonable business judgment which shall be binding upon the parties. Closing of a purchase and sale under this Section 2.5 shall occur as soon as practical following the Sale Notice. If a third party bid or offer is not received within nine (9) months from the date an IPO election is converted to a Sale election under this Section 2.5, then Heritage will be required to purchase the interests for the Put Price.
     2.6 Standstill Period. In the event Member exercises the Put Right and, through no fault or breach by Heritage, the interests are not purchased by Heritage or a third party, Member may not exercise the Put Right until the Put Period next occurring after one (1) year has lapsed from the date Member fails to exercise a right under Section 2.5 above or the parties mutually agree to terminate the process initiated by the exercise of the Put Right.

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SECTION 3
Representations and Warranties
     3.1 Member’s Representations and Warranties. As a material inducement to Heritage to enter into this Agreement as of the Effective Date, Member represents and warrants to Heritage as follows:
     (a) Title to Units. Except for restrictions in the Operating Agreement of the Company, Member has good and marketable title to the Units, free and clear of any and all liens, security interests, restrictions, encumbrances, equities, options, claims, adverse claims, pledges and other limitations on the ownership or voting of, or ability to sell, transfer and convey, the Units.
     (b) Member’s Authority and No Conflicts. Member has the capacity, right, power and authority to enter into, execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with and fulfill the terms and conditions of this Agreement. This Agreement constitutes a valid and binding obligation of Member, enforceable against Member in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditor’s rights generally. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, conflict with or result in a breach of any of the terms, conditions and provisions of, or constitute (with or without the giving of notice or lapse of time, or both) a default under any agreement, instrument, mortgage, judgment, order, decree or other restriction to which Member is a party or by which any of Member’s property is bound.
     (c) Advice and Counsel. Member acknowledges that he has obtained the advice of counsel, certified public accountants and/or other advisers in connection with this Agreement, and no representations or warranties, oral or otherwise, except as provided in this Agreement have been made to Member or to any such attorney, accountant or other adviser as to the financial condition or prospects of the Company or the value of the Units on which Member has relied; rather, Member has relied entirely upon his own independent investigation.
     (d) Consents. To Member’s knowledge, no consent (not obtained), approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental or regulatory agency or authority is required to be made or obtained by Member in order to execute this Agreement.
     3.2 Representations and Warranties of Heritage. As a material inducement to Member to enter into this Agreement, Heritage represents and warrants to Member as follows:

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     (a) Organization and Power. Heritage is a general partnership duly organized and validly existing under the laws of the State of Indiana, with all requisite power and authority to enter into and perform its obligations under this Agreement.
     (b) Company’s Authority. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action. This Agreement constitutes a legal, valid and binding obligation of Heritage, enforceable against it in accordance with its terms. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will violate, conflict with or result in a breach of any of the terms, conditions or provisions of or constitute with or without giving of notice or lapse of time, or both, a default under any agreement, instrument, mortgage, judgment, order, decree or other restriction to which Heritage is a party or by which any of its property is bound.
     (c) Consents. No consent (not obtained), approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental or regulatory agency or authority is required to be made or obtained by Heritage in order to execute this Agreement or to consummate the transaction contemplated hereby.
SECTION 4
Closing
     4.1. Closing. The closing of any purchase and sale of Units under this Agreement shall occur at the office of the Company or other location mutually agreeable to Heritage and Member within thirty (30) days following the determination of the Purchase Price or the Put Price.
     4.2. Deliveries by Member. At the Closing, Member shall deliver to Heritage an assignment of the Units duly endorsed and other documents or instruments sufficient to transfer all rights of Member in the Units to Heritage.
     4.3. Deliveries by the Company. At the Closing, Heritage shall deliver to Member the Note representing any portion of the Purchase Price or the Put Price not paid in cash and shall provide evidence of delivery of cash for the Purchase Price or Put Price as applicable.
SECTION 5
Termination
     5.1. Termination by Consent. Member and Heritage may agree to terminate this Agreement by their mutual written consent.

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     5.2. Public Offering. This Agreement shall automatically terminate on the date when any Registration Statement on Form S-1, S-2 or S-3 or successor forms (“Registration Statement”) covering more than twenty percent (20%) of the Common Units of the Company (or the common equity interests in any business organization into which the Common Units are converted upon a transfer of the Company’s business assets or reorganization) is declared effective by the United State Securities and Exchange Commission (“SEC Effective Date”), it being the intent of the parties to eliminate any redemption requirements relative to the Units if and when the Company completes an “initial public offering” of a common equity interest. Any redemption pending but not Closed on the SEC Effective Date may be canceled by the Company in the exercise of its own discretion.
SECTION 6
Provisions of General Application
     6.1. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is given, or on the third (3rd) day after mailing to the party to whom notice is to be given by reputable courier service and properly addressed to the intended recipient at the address indicated in the Preamble to this Agreement or to such other address(es) as any party shall have specified by notice in writing to the other party.
     6.2. Further Assurances. The parties agree that they will from time to time, upon request of any other party and without further consideration, execute, acknowledge and deliver in proper form any further instruments and take such other action as such other party may reasonably require in order to effectively carry out the intents and purposes of this Agreement.
     6.3. Governing Law; Consent to Jurisdiction; Severability. This Agreement, and all transactions contemplated hereby, shall be governed, construed and enforced in all respects in accordance with the laws of the State of Indiana. The parties hereto agree that all disputes under or with respect to this Agreement or the transaction contemplated hereby shall be resolved by litigation in the state or federal courts in Marion County, Indiana or Cook County, Illinois, and each of the parties irrevocably submits to the jurisdiction of such forums and irrevocably waives any objection the party may have based upon improper venue, forum non conveniens or similar doctrines or rules.
     6.4. Successors and Assignees. Whenever used, the words “Member”, “Heritage” and “Company” shall be deemed to include the respective successors and assigns of such parties. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of each party and their respective heirs, personal representatives, successors and assigns; provided, however, that the benefits and obligations of any party may not be assigned without the other’s prior written consent; provided however, Heritage may cause the purchase of Units to be performed by the Company or by an affiliate of Heritage with Heritage continuing to be bound.

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     6.5. Expenses. Each of the parties shall pay its own expenses incurred in connection with the transactions provided for in this Agreement.
     6.6. Attorneys’ Fees. Should any action be brought to enforce the terms of this Agreement, the prevailing party in any such action shall be entitled to recover reasonable attorneys’ fees incurred in the action in addition to any remedies otherwise available.
     6.7. Modifications. This Agreement may not be changed, amended or modified orally. This Agreement may be changed, amended or modified only by a written instrument executed by the parties hereto.
     6.8. Non-Waiver. Neither the waiver of any breach nor the failure to enforce any term or condition of, this Agreement shall operate as a waiver or release of any such term or condition, nor constitute nor be deemed a waiver or release of any other rights, in law or at equity, or claims which any party may have against any other party for any matter arising out of, connected with or based upon this Agreement. No waiver shall be enforceable against any party hereto unless set forth in a written instrument or agreement signed by such party.
     6.9. Captions. The captions of this Agreement are for convenience only and shall not be deemed to affect the meaning or interpretation of any provision of this Agreement.
     6.10. Entire Agreement. This Agreement, together with the Disclosure and Offering Statement, the Subscription Agreement, the Operating Agreement for the Company, the Employment Agreement between Member and the Company, and the Non-Competition and Non-Disclosure Agreement between Member and the Company all dated the Effective Date (collectively, “Other Agreements”) contains the entire understanding as to the subject matter hereof. There are no representations, promises, warranties, covenants or undertakings relating hereto other than those expressly set forth or provided for in the Closing documents and the Other Agreements. Except for the Other Agreements, this Agreement supersedes all prior agreements and understandings of the parties hereto with respect to the transactions contemplated hereby. Sections 1 and 2 of this Agreement take precedence over any contrary provisions in the Other Agreements.
     6.11. Survival. The representations, warranties and covenants of the parties contained in this Agreement shall survive the Closing of any purchase and sale.
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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

MEMBER	HERITAGE

The Heritage Group

/s/ Gregory Ray Gregory Ray

	By	/s/ Fred M. Fehsenfeld, Jr. Fred M. Fehsenfeld, Jr., Trustee

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HERITAGE-CRYSTAL CLEAN, LLC
EXHIBIT A TO UNIT PURCHASE AND SALE AGREEMENT
Common Unit Purchase or Put Price

Triggering Event	Date of Occurrence	Redemption Price
Death	Before 5th Anniversary	3 times EBITDA Formula Per Unit

Death	From 5th Anniversary, Through 10th Anniversary	4 times EBITDA Formula Per Unit

Death	From 10th Anniversary	5 times EBITDA Formula Per Unit

Put	From 5th Anniversary	5 times EBITDA Formula Per Unit
“EBITDA Formula” refers to the average earnings before interest, taxes, depreciation and amortization reflected on the income statement of the Company for the last 2 full fiscal years of the Company occurring before the Triggering Event multiplied by the indicated multiple minus (i) any debt on the Company’s balance sheet on the last day of the second year used to make the calculation, and (ii) any outstanding Cumulative Preferred Return and unrecovered Capital Contribution for Preferred Units on that same date.
Preferred Unit Purchase or Put Price
Preferred Units will be purchased and sold at a price equal to the Cumulative Preferred Return on the date of Closing plus an amount equal to the unrecovered Capital Contribution for the Preferred Units as reflected on the books and records of the Company.

HERITAGE-CRYSTAL CLEAN, LLC
EXHIBIT B TO UNIT PURCHASE AND SALE AGREEMENT
Form of Installment Promissory Note
INSTALLMENT PROMISSORY NOTE
Maturity Date:
Indianapolis, Indiana
$
     FOR VALUE RECEIVED, on or before the third (3rd) anniversary date of the Closing, as defined in a Unit Purchase and Sale Agreement between Gregory Ray and The Heritage Group, dated November ________, 1999 (the “Maturity Date”), The Heritage Group, an Indiana general partnership having its principal place of business at 5400 West 86th Street, Indianapolis, Indiana 46268 (the “Maker”), hereby promises to pay to the order of Gregory Ray (“Holder”), or his assigns, at 39W750 Crosscreek Lane, St. Charles, IL 60175, or at such other place as the Holder hereof may designate in writing, in lawful money of the United States of America, the principal sum of                      Dollars ($           ), together with interest thereon.
     Principal shall be payable in three (3) equal annual installments of $______ , together with (i) interest on the unpaid principal balance existing from time to time at a rate equal to the prime rate as published daily by The Wall Street Journal (“Prime Rate”), beginning as of the Closing through the Maturity Date; and (ii) interest after the Maturity Date at a rate equal to five percent (5%) more than the Prime Rate until paid in full. Payments of principal and interest shall be made annually on the first (1st) three (3) anniversary dates of the Closing, and the first installment shall be due on_________.
     Interest shall be paid on actual daily balances of outstanding principal for the exact number of days principal remains outstanding from and after the Closing, and shall be computed on the basis of a three hundred sixty five(365) day year.
     The entire unpaid principal balance of this Note shall be due and payable on the Maturity Date. The principal balance of this Note may be prepaid, in whole or in part, at any time without notice, premium or penalty.
     Upon the occurrence of any Default and at any time thereafter prior to the Default being cured, the entire balance of this Note, irrespective of the Maturity Date, together with attorneys’ fees and other costs and expenses incurred in collecting and enforcing payment or performance hereof, and with interest from the date of Default on the unpaid principal balance hereof at the rate specified above, shall, at the election of the Holder, and without relief from valuation and appraisement laws, become immediately due and payable.
     The occurrence of any of the following events shall be considered an event of “Default” under this Note:
     (a) Maker shall fail to pay any installment of principal and/or interest under this Note (or any extension, renewal, amendment, restatement or replacement of this Note) when due; or
     (b) Maker shall (i) institute or consent to any proceedings in insolvency, bankruptcy, moratorium or other similar laws affecting the enforcement of creditor’s rights generally, or for the adjustment, liquidation, extension or composition or arrangement of debts or for any other relief under any bankruptcy or insolvency law or laws relating to the relief or reorganization of debtors, (ii) become the subject of an order for relief under the United States Bankruptcy Code or in any manner is adjudged insolvent, or (iii)

     make an assignment for the benefit of creditors or admit in writing an inability to pay debts as they become due.
     All notices and other communications in connection with this Note shall be sent in writing to Holder or to the Maker, as the case may be, at their respective addresses set forth in the Agreement to which this Note is attached as an Exhibit.
     Maker irrevocably waives diligence in collection or prosecution, demand, presentment for payment, notice of dishonor, protest, notice of protest, dishonor, and notice of nonpayment of this Note and expressly agrees that this Note and any payment coming due hereunder may be extended or otherwise modified from time to time without in any way affecting liability hereunder.
     If any provision of this Note is prohibited by or invalid under applicable law, that provision will be ineffective to the extent of the prohibition or invalidity, without invalidating the rest of that provision or the remaining provisions of this Note. This Note shall bind the Maker and the Maker’s successors, legal representatives and assigns. No provision of this Note may be waived, amended, released or otherwise changed, except by a writing signed by the party against which enforcement is sought.
     The trustee executing this Note has full power and authority to enter into this Note and to assume and perform all of its obligations hereunder. The execution and delivery of this Note and the performance by Maker of its obligations hereunder have been duly authorized by Maker and no further action or approval is required in order to constitute this Note as a binding and enforceable obligation of Maker; and the execution and delivery of this Note and the consummation of the transaction contemplated hereunder on the part of Maker do not and will not violate any provisions of Maker’s partnership agreement or other agreement of Maker.
     This Note shall be construed according to and governed by the laws of the State of Indiana.
     IN WITNESS WHEREOF, Maker has executed this Note as of the day and year first hereinabove written.

THE HERITAGE GROUP

By
Trustee

FIRST AMENDMENT TO UNIT PURCHASE AND SALE AGREEMENT
GREGORY PAUL RAY, AS TRUSTEE UNDER TRUST AGREEMENT DATED
MARCH 7, 2000, AS SUCCESSOR IN INTEREST TO GREGORY RAY
     This First Amendment (“Amendment”) made this 27th day of December, 2000, to the Unit Purchase and Sale Agreement (“Agreement”) dated November 15, 1999, by and between Gregory Paul Ray, as Trustee under Trust Agreement dated March 7, 2000, 39W750 Crosscreek Lane, St. Charles, Illinois 60175 (“Member”), as successor in interest by assignment from Gregory Ray and The Heritage Group, an Indiana general partnership, having its principal place of business at 5400 West 86th Street, Indianapolis, Indiana, USA (“Heritage”).
WITNESSETH:
     WHEREAS, Member has purchased additional Preferred Units and Common Units in Heritage-Crystal Clean, LLC (“Company”).
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained in this Amendment, the legal sufficiency of which are acknowledged and agreed to, Heritage and Canada Inc. hereby agree as follows:
     1. The first “WHEREAS” of the Agreement is hereby amended in its entirety to read as follows:
     “WHEREAS, Member owns 250 [A] and 128.34 [B] Common Units (“Common Units”) and 146.66 Preferred Units (“Preferred Units”) in Heritage-Crystal Clean, LLC, an Indiana limited liability company (“Company”) (the Common Units and the Preferred Units owned by Member being sometimes referred to collectively as “Units”).”
     2. In all other respects not inconsistent herewith, the Agreement remains in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Unit Purchase and Sale Agreement the year and date first above written.
THE HERITAGE GROUP

By:	/s/ John Vercruysse	By:	/s/ Gregory Paul Ray
	John Vercruysse		Gregory Paul Ray, as Trustee

EXHIBIT A-2
SECOND AMENDMENT TO UNIT PURCHASE AND SALE AGREEMENT
GREGORY PAUL RAY, AS TRUSTEE
UNDER TRUST AGREEMENT DATED MARCH 7, 2000
     This Second Amendment (“Amendment”) made this 18th day of January, 2002, to the Unit Purchase and Sale Agreement dated November 15, 1999, as amended December 27, 2000 (collectively, “Agreement”), by and between Gregory Paul Ray, as Trustee under Trust Agreement dated March 7, 2000, 39 W 750 Crosscreek Lane, St. Charles, Illinois 60175 (“Member”), and The Heritage Group, an Indiana general partnership, having its principal place of business at 5400 West 86th Street, Indianapolis, Indiana USA (“Heritage”).
WITNESSETH:
     WHEREAS, Member has purchased additional Preferred Units and Common Units in Heritage-Crystal Clean, LLC (“Company”) and further, both parties hereto wish to amend the Agreement.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained in this Amendment, the legal sufficiency of which is acknowledged and agreed to, Heritage and Canada Inc. hereby agree as follows:
     1. The first “WHEREAS” of the Agreement is hereby amended in its entirety to read as follows:
     “WHEREAS, Member owns 175.00 [B] Common Units (“Common Units”) and 200.00 Preferred Units (“Preferred Units”) in Heritage-Crystal Clean, LLC, an Indiana limited liability company (“Company”) (the Common Units and the Preferred Units owned by Member being sometimes referred to collectively as “Units”).”
     2. Section 1.1 “Purchase and Sale of Units” of the Agreement is hereby amended in its entirety to read as follows:
     “Section 1.1 Purchase and Sale of Units. Following Member’s death, Heritage will purchase and Member will sell to Heritage, at a closing as provided for in Section 4 below, (a) all of the Common Units owned by Member and then outstanding for a purchase price equal to the product of (i) the “Common Unit Purchase Price” determined in the manner provided in Exhibit A attached hereto and made a part hereof, as applicable, depending upon the date of Member’s death times (ii) the number of Common Units owned by Member, and (b) all of the Preferred Units owned by Member and then outstanding for a purchase price equal to the “Preferred Unit Purchase Price” determined in the manner provided in said Exhibit A (said purchase prices hereinafter collectively referred to as “Purchase Price”), provided that if the Purchase Price is less than the aggregate original price paid for all of these Common and Preferred Units by Member as shown in Exhibit C attached hereto and made a part hereof (collectively,

“Original Price”), then the portion of the Purchase Price of each class of Units will be adjusted pro rata so that the Purchase Price is equal to the Original Price; and provided further that the Preferred Unit Purchase Price shall be reduced by the amount of any distributions to the Member for said Units pursuant to the Operating Agreement of the Company.”
     3. In all other respects not inconsistent herewith, the Agreement remains in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement the year and date first above written.

THE HERITAGE GROUP		GREGORY PAUL RAY TRUST u/t/a dated March 7, 2000

By:	/s/ John Vercruysse	By:	/s/ Gregory Paul Ray

	John Vercruysse		Gregory Paul Ray, as Trustee

HERITAGE – CRYSTAL CLEAN, LLC
EXHIBIT C TO UNIT PURCHASE AND SALE AGREEMENT
Original Price of Common and Preferred Units

	Units	Cost
Preferred Units

Units acquired from 3571645 Canada Inc. on November 15, 1999 (a portion of the lot originally acquired by 3571645 from HCC on August 10, 1999, 1,700 units for $1,170,000)	113.33	$77,998

Option premium paid March 2001 (a reimbursement of a portion of the total amount paid by 3571645 of $1,280,000), pursuant to First Amendment to Preorganization Agreement dated December 27, 2000		$85,333

Units acquired from 3571645 in December 2000 (a portion of the lot acquired from THG by 3571645 of 500 units for $720,000)	33.33	$48,000

Units acquired from THG in January 2002	53.34	$76,800

Preferred Subtotal	200.00	$288,131

Common Units

Units acquired from 3571645 Canada Inc. on November 15, 1999 (a portion of the lot originally acquired by 3571645 from HCC on August 10, 1999, 1,487.50 units for $14,875)	99.17	$992

Units acquired from 3571645 in December 2000 (a portion of the lot acquired from THG by 3571645 of 437.50 units for $4,375)	29.17	$291

Units acquired from THG in January 2002	46.66	$467

Common Subtotal	175.00	$1,750

	“Original Price”	$289,881

THIRD AMENDMENT TO UNIT PURCHASE AND SALE AGREEMENT
GREGORY PAUL RAY, AS TRUSTEE
UNDER TRUST AGREEMENT DATED MARCH 7, 2000
     This Third Amendment (“Amendment”) made this 19th day of March, 2003, to the Unit Purchase and Sale Agreement dated November 15, 1999, as amended December 27, 2000 and January 18, 2003 (collectively, “Agreement”), by and between Gregory Paul Ray, as Trustee under Trust Agreement dated March 7, 2000, 39 W 750 Crosscreek Lane, St. Charles, Illinois 60175 (“Member”), and The Heritage Group, an Indiana general partnership, having its principal place of business at 5400 West 86th Street, Indianapolis, Indiana USA (“Heritage”).
WITNESSETH:
     WHEREAS, both parties hereto wish to further amend the Agreement.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained in this Amendment, the legal sufficiency of which is acknowledged and agreed to, Heritage and Canada Inc. hereby agree as follows:
     1. Exhibit C to the Agreement is hereby amended in its entirety and replaced with Exhibit C-1 attached hereto and made a part hereof.
     2. Sections 1.2 and 2.2 of the Agreement are amended to add the following sentence:
“In the event and to the extent, Member receives any payments hereunder and at the time of said payments Member is still obligated to the Company for any amount under the terms of an Installment Promissory Note dated March 19, 2003 with Member as Maker and the Company as Holder, Member will first apply such payments in payment for any obligations to Company under said Note.”
     3. In all other respects not inconsistent herewith, the Agreement remains in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement the year and date first above written.

THE HERITAGE GROUP		GREGORY PAUL RAY TRUST u/t/a dated March 7, 2000

By:	/s/ John Vercruysse	By:	/s/ Gregory Paul Ray

	John Vercruysse		Gregory Paul Ray, as Trustee

HERITAGE – CRYSTAL CLEAN, LLC
EXHIBIT C-1 TO UNIT PURCHASE AND SALE AGREEMENT
Original Price of Common and Preferred Units

	Units	Cost
Preferred Units

Units acquired from 3571645 Canada Inc. on November 15, 1999 (a portion of the lot originally acquired by 3571645 from HCC on August 10, 1999, 1,700 units for $1,170,000)	113.33	$77,998

Option premium paid March 2001 (a reimbursement of a portion of the total amount paid by 3571645 of $1,280,000), pursuant to First Amendment to Preorganization Agreement dated December 27, 2000		$85,333

Units acquired from 3571645 in March, 2001 (a portion of the lot acquired from THG by 3571645 of 500 units for $720,000)	33.33	$48,000

Units acquired from THG in January, 2002	53.34	$76,800

Additional Capital Call on March 19, 2003	—	$94,788

Preferred Subtotal	200.00	$382,919

Common Units

Units acquired from 3571645 Canada Inc. on November 15, 1999 (a portion of the lot originally acquired by 3571645 from HCC on August 10, 1999, 1,487.50 units for $14,875)	99.17	$992

Units acquired from 3571645 in March 2001 (a portion of the lot acquired from THG by 3571645 of 437.50 units for $4,375)	29.17	$291

Units acquired from THG in January 2002	46.66	$467

Common Subtotal	175.00	$1,750

	“Original Price”	$384,669

FOURTH AMENDMENT TO UNIT PURCHASE AND SALE AGREEMENT
GREGORY PAUL RAY, AS TRUSTEE
UNDER TRUST AGREEMENT DATED MARCH 7, 2000
     This Fourth Amendment (“Amendment”) made this 24th day of February, 2004, to the Unit Purchase and Sale Agreement dated November 15, 1999, as amended December 27, 2000, January 18, 2003, and March 19, 2003 (collectively, “Agreement”), by and between Gregory Paul Ray, as Trustee under Trust Agreement dated March 7, 2000, 39W750 Crosscreek Lane, St. Charles, Illinois 60175 (“Member”), and The Heritage Group, an Indiana general partnership, having its principal place of business at 5400 West 86th Street, Indianapolis, Indiana USA (“Heritage”).
WITNESSETH:
     WHEREAS, pursuant to Section 6.7 of the Agreement, Member and Heritage have agreed that the Agreement should be further amended.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained in this Amendment, the legal sufficiency of which is acknowledged and agreed to, Heritage and Member hereby agree as follows:
1.	Section 4.1 is hereby amended in its entirety to read as follows:

“4.2 Public Offering. The provisions of Sections 1 and 2 hereof and the provisions of Sections 9.01, clause (f) of 9.02, 9.03, 9..06, 9.07, 9.08 (except to the extent that the provisions of Section 9 of the Operating Agreement of the Company, as amended (“Operating Agreement”) are, by the terms hereof, still applicable), 9.09, 9.10 (except that any transferee or assignee shall expressly assume and agree to be bound by the terms and conditions of the Operating Agreement as provided in the third sentence of Section 9.10 and Member shall not be released of any prior liability as provided by the fourth sentence of Section 9.10 unless otherwise agreed by all other members of the Company (“Other Members”), 9.11 and 10.07 of the Operating Agreement shall automatically cease to be applicable to the Units and any sale of the Units (including without limitation any sale by any transferee or assignee (or further transferee or assignee) of the Units), and the requirements of clauses (a) through (e) of Section 9.02 of the Operating Agreement with respect to the furnishing of information or evidence satisfactory to the Board of Directors of the Company shall be satisfied so long as Member and any transferee or assignee shall have provided reasonably satisfactory information or evidence, on the date when any Registration Statement on Form S-1, S-2 or S-3 or successor forms (“Registration Statement”) covering more than twenty percent (20%) of the Common Units of the Company (or the common equity interests in any business organization into which the Common Units are converted upon a transfer of the Company’s business assets or reorganization is declared effective by the United States Securities and Exchange Commission (“SEC Effective Date”). Any such transferee or assignee (and any further transferee or assignee) of the Units shall be an “Additional Member” and a “Substitute Member” as defined in and for all purposes of the Operating Agreement, without the necessity of any approval by the Company, the Board of Directors of the Company or the Other Members and notwithstanding any other provisions of the Operating Agreement, including without limitation Sections 9.09, 9.10 (except as otherwise provided above) and 9.11 of the Operating Agreement.”

2.	Section 5.3 is hereby amended to add the following:

“Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 6.1. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.”

3.	Section 5.4 is hereby amended to add the following at the end of the last sentence thereof:

“. . . and provided further, that any transferee or assignee (or further transferee or assignee) of the Units shall be entitled to the benefits of Section 2.1 and 4.2 hereof.”

4.	Section 5.10 is hereby amended in its entirety to read as follows”

“5.10 Entire Agreement. This Agreement, together with the Disclosure and Offering Statement, the Subscription Agreement, the Operating Agreement, the Employment Agreement between the Member and the Company, the Non-Competition and Non-disclosure Agreement between the Member and the Company, all dated the Effective Date and the Members Agreement dated February 24, 2004 (collectively, “Other Agreements”), contains the entire understanding as to the subject matter hereof. There are no representations, promises, warranties, covenants or undertakings relating hereto other than those expressly set forth or provided for in this Agreement, the Closing documents and the Other Agreements. Except for the Other Agreements, this Agreement supersedes all prior agreements and undertakings of the parties hereto with respect to the transactions contemplated thereby. Sections 1 and 2 of this Agreement takes precedence over any contrary provisions in the Other Agreements. The Operating Agreement shall be deemed to be amended and modified by this Agreement and, in the event of any conflict between the provisions of this Agreement and the Operating Agreement, the provisions of this Agreement shall control.”

5.	New Section 5.13 is hereby added to read as follows:

“5.13 Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any actions instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter (subject to the provisions set forth in Section 6.3 hereof), in addition to any other remedy to which they may be entitled, at law or in equity.”

6.	In all other respects not inconsistent herewith, the Agreement remains in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement the year and date first above written.

THE HERITAGE GROUP		GREGORY PAUL RAY TRUST u/t/a dated March 7, 2000

By:	/s/ John Vercruysse	By:	/s/ Gregory Paul Ray

	John Vercruysse		Gregory Paul Ray, as Trustee

FIFTH AMENDMENT TO UNIT PURCHASE AND SALE AGREEMENT
GREGORY PAUL RAY, AS TRUSTEE
UNDER TRUST AGREEMENT DATED MARCH 7, 2000
     This Fifth Amendment (“Amendment”) made this 16th day of February, 2006, to the Unit Purchase and Sale Agreement (“Agreement”) dated November 15, 1999, as amended December 27, 2000, January 18, 2003, March 19, 2003 and February 24, 2004 (collectively, “Agreement”) by and between Gregory Paul Ray, as Trustee under Trust Agreement dated March 7, 2000, 39W750 Crosscreek Lane, St. Charles, Illinois 60175 (“Member”), and The Heritage Group, an Indiana general partnership, having its principal place of business at 5400 West 86th Street, Indianapolis, Indiana, USA (“Heritage”).
WITNESSETH:
     WHEREAS, Pursuant to Section 6.7 of the Agreement, Member and Heritage have agreed that the Agreement should be further amended.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained in this Amendment, the legal sufficiency of which is acknowledged and agreed to, Heritage and Member hereby agree as follows:
1. Section 1.1 of the Agreement is hereby deleted in its entirety and replaced by the following:
1.1 Purchase and Sale of Units.
     (a) Trigger and Notification. Upon the event of Gregory Paul Ray’s death, the Interest Holder, as defined in the Restated Operating Agreement for the Company dated October 26, 2004, as amended (collectively, “Operating Agreement”) of the Units shall have a period of thirty (30) days to exercise an option to sell to Heritage as many of Interest Holder’s then outstanding Common and Preferred Units as Interest Holder, in its sole discretion, deems desirable to sell by written notice to Heritage of its intent to exercise its option to sell some or all of the Units and the number of Units of each class Interest Holder desires to sell. Upon each anniversary of Gregory Paul Ray’s death, Interest Holder shall have an additional thirty (30) day period to exercise an option to sell to Heritage as many of Interest Holder’s then outstanding Common and Preferred Units as Interest Holder deems desirable to sell by written notice to Heritage as provided above. Failure of Interest Holder to so timely exercise any specific option shall be deemed a forfeiture of said option.
     (b) Purchase Price. Upon the timely exercise by Interest Holder of its right to sell the Units as provided in subsection (a) above, Heritage will purchase from Interest Holder at a closing as provided in Section 4 below, (i) so much of the Common Units then owned by Interest Holder as Interest Holder desires to sell to Heritage for a purchase price equal to the product of the “Common Unit Purchase Price” determined in the manner provided in Exhibit A attached hereto and made apart hereof, as applicable, times the number of Common Units sold by Interest Holder, and (ii) so much of the Preferred Units then owned by Interest Holder as Interest Holder desires to sell to Heritage for a purchase price equal to the “Preferred Unit Purchase Price” determined in the manner provided in the said Exhibit A as applicable (said purchase prices hereinafter collectively referred to as the “Purchase Price”); provided that (1) if the Interest Holders do not exercise their initial option under Section 1.1(b) hereof and defer the sale of some or all of the Units, the “EBITDA Formula” in Exhibit A shall be amended to refer to “the two full fiscal years of the Company occurring before the date of election to sell said Units” (as opposed to the last two years occurring before a “Triggering Event”), (2) if Gregory Paul Ray’s death occurs on or before December 31, 2010, and the Purchase Price is less than the aggregate original price paid for all of the Common and Preferred Units sold by Interest Holder as shown in Exhibit C-2 attached hereto and made a part hereof (collectively, “Original Price”), then the portion of the Purchase Price of each class of Units will be adjusted pro rata so that the Purchase Price is equal to the Original Price, and (3) in the event of said adjustment of the Purchase Price in accordance with Subsection 1.1(b)(2), the Preferred Unit Purchase Price shall be appropriately reduced by taking into account the amount of any distributions to the Member or Interest Holder for said Units pursuant to the Operating Agreement.
     (c) Status of Interest Holder of Units. Upon Gregory Paul Ray’s death and until said Interest Holder sells all of Interest Holder’s then outstanding Common and Preferred Units to Heritage in accordance with this Section 1.1, the Interest Holder of said unsold Units shall be deemed an Assignee as defined in and governed by the Operating Agreement, with regard to such Units.
2. In all other respects not inconsistent herewith, the Agreement remains in full force and effect, including without limitation, Section 5.2 of the original Agreement, providing for termination of the Agreement and any redemption rights relative to Units if and when the Company completes an “initial public offering” of a common equity interest.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Unit Purchase and Sale Agreement the year and date first above written.

THE HERITAGE GROUP		GREGORY PAUL RAY TRUST u/t/a dated March 7, 2000

By:
	/s/ John Vercruysse	/s/ Gregory Paul Ray

	John Vercruysse	Gregory Paul Ray, as Trustee

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